Exhibit 5.2

[Mannheimer Swartling Advokatbyrå AB LETTERHEAD]

Autoliv, Inc. World Trade Center Box 70381 107 24 Stockholm

Helsingborg, 30 March 2009

Dear Sirs,

Re: Registration Statement on Form S-3 (No. 333-158139)

We have acted as Swedish legal counsel to Autoliv, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof, dated March 24, 2009 and filed with the Commission on March 24, 2009 and the final supplement to the prospectus, dated March 24, 2009 (collectively, the “Prospectus”), filed on March 26, 2009 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by the Company of 14,687,500 shares of its common stock, par value $1.00 per share (the “Shares) a portion of which may be delivered to a depositary, which will then issue Swedish Depository Receipts, or SDRs, representing the Company’s common stock, with each SDR representing one share of the Company’s common stock, to Morgan Stanley & Co. Incorporated (the “Underwriter”), on the terms and subject to the conditions set forth in an Underwriting Agreement, dated March 24, 2009, between the Company and the Underwriter (the “Underwriting Agreement”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent

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expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

We have also examined the Registration Statement, the Prospectus, the Underwriting Agreement and the Custodian Agreement entered into between the Company and Skandinaviska Enskilda Banken AB (publ) (“SEB”) on April 28, 1997 including appendices and amendments thereto, including the General Terms and Conditions for Swedish depository receipts in Autoliv, Inc. (the “Agreement”) and such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

Our opinion set forth below is limited to the laws of Sweden and the issuance of SDRs, corresponding to the Shares, in accordance with the Registration Statement and the Prospectus. We do not express any opinion herein concerning any other laws. We assume no obligation to revise or supplement this opinion in the event of future changes in the laws of Sweden or the interpretations thereof.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

Assuming that the Shares have been legally issued, we are of the opinion that the SDRs, when issued in accordance with the terms of the SDRs and transferred to SEB and registered in the book-entry system administered by Euroclear Sweden AB, will be valid and enforceable and will entitle the registered holders of the SDRs to the rights specified in the Agreement.

No opinion may be implied or inferred beyond the opinion expressly stated above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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MANNHEIMER SWARTLING ADVOKATBYRÅ AB

/s/ Johnny Andersson
Johnny Andersson
Partner